UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 3, 2009, MMA Mortgage Investment Corporation ("MMIC"), a subsidiary of Municipal Mortgage & Equity, LLC (the "Company"), entered into (a) an exchange agreement (the "Exchange Agreement") with certain holders of trust preferred securities (the "TruPS Holders") issued by MFH Financial Trust I, a trust formed by MMA Financial Holdings, Inc. ("MFH"), and (b) a junior subordinated indenture (the "New Indenture" and, together with the Exchange Agreement, the "Exchange Documents"). Pursuant to the Exchange Documents, the TruPS Holders exchanged trust preferred securities with a liquidation preference of $30,000,000 (the "TruPS") that had been issued by MFH Financial Trust I for $30,000,000 principal amount of junior subordinated debt securities due May 3, 2034 issued by MMIC (the "New Securities"). The New Securities are backed by a Junior Subordinated Debenture due 2034 in the same principal amount as the original debenture that had been issued by MFH to back the TruPS (the "Original Debenture"). A proportionate amount of the Original Debenture backing the exchanged TruPS was cancelled in connection with the exchange described herein.

The terms and conditions of the New Indenture, including the interest rate on the New Securities, are substantially similar to the terms and conditions of the indenture governing the Original Debenture and TruPS. The New Securities are guaranteed by the Company on a substantially similar basis as the Company’s guarantee of the TruPS which were exchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 9, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO